SUBSCRIPTION AGREEMENT



                           GLOBAL HOME MARKETING, INC.

                             SUBSCRIPTION AGREEMENT


TO: GLOBAL HOME MARKETING, INC., "The Company", Seller



1. The undersigned hereby subscribes for the purchase of ________________common shares of stock, @$1.00 per share, of Global Home Marketing, Inc. (the "Company") in accordance with the terms and conditions of this Agreement.

2. This subscription is one of a limited number of such subscriptions for common shares of stock of the Company. The execution of this Agreement of the undersigned shall constitute an offer by the undersigned to subscribe for common shares of stock in the amount specified below. The Seller, Global Home Marketing, Inc., shall have the right (in its sole discretion) to reject such offer for any reason whatsoever, or, by executing a copy of this Agreement, to accept such offer. If such offer is accepted, Global Home Marketing, Inc. will return an executed copy of this Agreement to the undersigned, along with a valid share certificate from the Company's transfer agent, National Stock Transfer, Inc., 1512 South 1100 East, Salt Lake City, Utah 84105. If this subscription is rejected or if the offering is not consummated for any reason, the undersigned's subscription payment will be returned, uncashed, as soon as practicable following termination of the offering or the date of rejection, as applicable. It is understood that this subscription is not binding on Global Home Marketing, Inc. unless and until it is accepted by Global Home Marketing, Inc., as evidenced by its execution of this Subscription Agreement where indicated below.

3. The undersigned hereby makes the following representations and warranties:

     a. The undersigned has been furnished with the Memorandum and documents attached thereto.

     b. All information provided to the Global Home Marketing, Inc., is true and correct and complete in all respects as of the date hereof.

     c. The undersigned is at least twenty-one (21) years of age and sufficient legal capacity to execute this Agreement.

     d. The undersigned has sufficient knowledge and expertise in business, and financial matters to evaluate the merits and risk of an investment.

     e. The undersigned has had an opportunity to ask questions of and receive answers from the Company, or any person or persons acting on its behalf, concerning the terms and conditions of this investment, and if asked, all such questions have been answered to the full satisfaction of the undersigned.

     f. The undersigned has adequate means of providing for his current needs and possible personal contingencies and has no need for liquidity in this investment, and his overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and his investment in the shares will not cause such overall commitment to become excessive.

     g. The undersigned understands that the common shares of stock have been registered under the Securities Act of 1933, as amended (the "Act") pursuant to the completion of an SB-2 Registration Statement but not with any state.

     h. The undersigned is acquiring the common shares of stock for his own account for investment purposes only and is not purchasing the subject shares for an undisclosed third party.

     i. If the undersigned is a corporation, partnership, trust, or other entity, it represents:

          (i) It is duly organized, validly existing, and in good standing under the laws of the United States of America, or elsewhere, and has all of the requisite power and authority to invest in the shares as provided herein.

          (ii) Such investment does not result in any violation of, or conflict with, any term of the charter or bylaws of the undersigned or any instrument to which it is bound or any law or regulation applicable to it.

          (iii) Such investment has been duly authorized by all the necessary action on behalf of the undersigned.

          (iv) This Agreement has been duly executed and delivered on behalf of the undersigned and constitutes a legal, valid and binding agreement of the undersigned.

     The foregoing representations and warranties shall be true and accurate as of the date hereof and as of the date of delivery of the purchase price to Global Home Marketing, Inc., and shall survive such delivery period.

4.     Miscellaneous

     a. This Agreement, any amendments or replacements hereof, and the legality, validity, and performance of the terms hereof, shall be governed by, and enforced, determined and construed in accordance with, the laws of the State of Nevada applicable to contracts, transactions and obligations entered into and to be performed in such State.

     b. This Agreement contains the entire agreement between the parties. The provisions of this Agreement may not be modified or waived except in writing.

     c. This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assignes of the parties hereto. The undersigned may not assign any of his rights or interests in and under this Agreement wihout the prior written consent of the Global Home Marketing, Inc., and any attempted assignment without such consent shall be void and without effect.

     d. It is understood that this Subscription is offered on a subject top prior sale basis and is not binding on Global Home Marketing, Inc. until the Company accepts it, which acceptance is at the sole discretion of Company, by executing this Subscription Agreement where indicated.

5. Subscription. The undersigned hereby subscribes for the purchase of ______________common shares of stock of Global Home Marketing, Inc. and encloses payment in the amount of $ ____________($1.00 per share) payable to "Global Home Marketing, Inc., Special Account"

                       TYPE OF OWNERSHIP

                    _________ Individual

                    _________ Joint Tenants with Right of Survivorship

                    _________ Tenants in Common

                    _________ Community Property

                    _________ Other


Executed this _______ day of _________, 2001, at _______________________________

--------------------------------------------------------------------------------



----------------------------------------------
Print Name


----------------------------------------------
Signature of Investor


----------------------------------------------
Social Security or other identification number

If the Investor has indicated that the shares will be held as joint tenants, tenants in common or as community property, please complete the following:


----------------------------------------------
Print Name of Spouse or Other Investor


----------------------------------------------
Signature of Spouse or Other Investor


----------------------------------------------
Social Security or other identification number

If the Investor is a partnership, corporation or trust, complete the following:





----------------------------------------------
Name of Partnership, Corporation or Trust
                                                 (affix seal, if any)


By:
   -------------------------------------------



----------------------------------------------
Print Name of Individual Signing



----------------------------------------------
Capacity of Individual Signing




Accepted


Global Home Marketing, Inc.


By:
   -------------------------------------------

Title:
      ----------------------------------------


----------------------------------------------
Date of Acceptance